Exhibit 99.1

Investor Inquiries:	Media Inquiries:
John Huyette	Heather Beardsley
+1 610-208-2061	+1 610-208-2278
jhuyette@cartech.com	hbeardsley@cartech.com

CARPENTER TECHNOLOGY REPORTS THIRD QUARTER

FISCAL YEAR 2024 RESULTS

Exceeded Third Quarter Operating Income Guidance

Increasing Fourth Quarter Operating Income Outlook

Generated Positive Free Cash Flow

PHILADELPHIA – May 1, 2024 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal third quarter ended March 31, 2024. For the quarter, the Company reported operating income of $75.9 million, and earnings per diluted share of $0.12. Excluding noncash special items discussed below, adjusted operating income was $90.0 million and adjusted earnings per diluted share was $1.19 for the current quarter.

Third Quarter Fiscal Year 2024 Highlights

•	Delivered $90.0 million of adjusted operating income, up 29 percent sequentially and a record quarterly result

•	Realized adjusted earnings per diluted share of $1.19

•	Increased net sales excluding surcharge 14 percent sequentially, driven by increasing sales in Aerospace and Defense and Medical end-use markets

•	Exceeded expectations in Specialty Alloys Operations (“SAO”) segment with operating income of $103.5 million, up 24 percent sequentially

•	Delivered adjusted operating margin of 21.4 percent in the SAO segment, up from 20.0 percent in the previous quarter

•	Generated $83.4 million of cash from operating activities, or $61.9 million of adjusted free cash flow

Fourth Quarter and Fiscal Year 2024 Outlook

•	Increasing guidance for the fourth quarter to $110 million to $115 million of operating income

•	Expecting to generate over $100 million in adjusted free cash flow in the fourth quarter of fiscal year 2024

•	Estimating $339 million to $344 million in adjusted operating income for fiscal year 2024; would achieve the most profitable year on record

Longer Term Fiscal Year 2027 Outlook

•	Pulling forward goal to achieve $460 million to $500 million in operating income from fiscal year 2027 to fiscal year 2026

•	Anticipate nearly 60 percent of growth towards this goal to be realized in fiscal year 2024

•	Strong market demand outlook for our broad portfolio of specialized solutions

•	Leading capabilities and capacity in place to achieve goal

•	Expanding capacity via higher throughput while optimizing product mix

“In the third quarter of fiscal year 2024 we beat our previous guidance, generating $90.0 million of adjusted operating income,” said Tony R. Thene, President and CEO of Carpenter Technology. “The strong third quarter performance is a record for the Company and is the result of improved productivity, product mix optimization and pricing actions. Notably, the SAO segment exceeded expectations, reaching $103.5 million in operating income on higher sales and expanding margins. As we continue to build operating momentum, we are generating more cash, with $61.9 million in adjusted free cash flow in the third quarter of fiscal year 2024.”

“Building on our operating momentum, we are raising our guidance for the fourth quarter of fiscal year 2024 and expect operating income in the range of $110 million to $115 million. This is approximately an 8 percent increase over our previous guidance and roughly a 25 percent increase over the adjusted results of the third quarter of fiscal year 2024. With the fourth quarter guidance, we are projecting $339 million to $344 million in adjusted operating income for fiscal year 2024, which would be the most profitable year for the Company on record.”

“Our fiscal year 2024 projection represents a meaningful step towards our fiscal year 2027 operating income goal, realizing nearly 60 percent of the total opportunity in the first year. And with accelerating earnings growth due to improving productivity and expanding margins, we are pulling forward our fiscal year 2027 goal and expect to achieve this in fiscal year 2026.”

Financial Highlights

	Q3	Q2	Q3
($ in millions, except per share amounts)	FY2024	FY2024	FY2023
Net sales	$684.9	$624.2	$690.1
Net sales excluding surcharge (a)	$553.8	$485.3	$491.5
Operating income	$75.9	$69.8	$39.3
Adjusted operating income excluding special item (a)	$90.0	$69.8	$39.3
Net income	$6.3	$42.7	$18.6
Earnings per diluted share	$0.12	$0.85	$0.38
Adjusted earnings per diluted share (a)	$1.19	$0.85	$0.38
Net cash provided from operating activities	$83.4	$14.6	$4.3
Adjusted free cash flow (a)	$61.9	$(10.7)	$(16.2)

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the third quarter of fiscal year 2024 were $684.9 million, compared with $690.1 million in the third quarter of fiscal year 2023, a decrease of $5.2 million (or 1 percent), on a 12 percent decrease in shipment volume. Net sales excluding surcharge were $553.8 million for the current quarter, an increase of $62.3 million (or 13 percent) from the same period a year ago.

Operating income was $75.9 million in the current quarter compared to operating income of $39.3 million in the prior year period. Adjusted operating income excluding the noncash special item was $90.0 million in the third quarter of fiscal year 2024. Earnings per diluted share in the third quarter of fiscal year 2024 was $0.12 compared to earnings of $0.38 per diluted share in the prior year third quarter. Excluding special items, adjusted earnings per diluted share in the third quarter of fiscal year 2024 was $1.19. These results primarily reflect an ongoing improvement in product mix with a shift in capacity to more complex, higher value materials as well as expanding operating efficiencies compared to the prior year period.

Cash provided from operating activities in the third quarter of fiscal year 2024 was $83.4 million compared to cash provided from operating activities of $4.3 million in the same quarter last year. Adjusted free cash flow in the third quarter of fiscal year 2024 was $61.9 million, compared to negative $16.2 million in the same quarter last year. The operating cash flow and adjusted free cash flow in the third quarter of fiscal year 2024 reflect improved earnings and less cash used for working capital needs compared to the prior year period. Capital expenditures in the third quarter of fiscal year 2024 were $21.6 million, compared to $20.5 million in the same quarter last year.

Total liquidity, including cash and available revolver balance, was $402.3 million at the end of the third quarter of fiscal year 2024. This consisted of $53.5 million of cash and $348.8 million of available borrowing under the Company’s credit facility.

Special Items

During the quarter ended March 31, 2024, the Company recorded a noncash pension settlement charge of $51.9 million as a result of executing de-risking actions to annuitize certain pension plan obligations. In addition, the Company recorded a noncash goodwill impairment charge of $14.1 million related to the Latrobe Distribution reporting unit in the Performance Engineered Products segment.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, May 1, 2024, at 10:00 a.m. ET, to discuss the financial results of operations for the third quarter of fiscal year 2024. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 30, 2023, Form 10-Q for the fiscal quarters ended September 30, 2023, and December 31, 2023, and the exhibits attached to such filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange and interest rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain a qualified workforce and key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the impact of potential cyber attacks and information technology or data security breaches; (17) the ability of suppliers to meet obligations due to supply chain disruptions or otherwise; (18) the ability to meet increased demand, production targets or commitments; (19) the ability to manage the impacts of natural disasters, climate change, pandemics and outbreaks of contagious diseases and other adverse public health developments; and (20) geopolitical, economic, and regulatory risks relating to our global business, including geopolitical and diplomatic tensions, instabilities and conflicts, such as the war in Ukraine, the war between Israel and HAMAS, and Houthi attacks on commercial shipping vessels and other naval vessels as well as compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this press release or as of the dates otherwise indicated in such forward-looking statements. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
NET SALES	$684.9	$690.1	$1,961.1	$1,792.1
Cost of sales	537.9	596.6	1,567.4	1,573.9

Gross profit	147.0	93.5	393.7	218.2
Selling, general and administrative expenses	57.0	54.2	164.8	148.0
Goodwill impairment	14.1	—	14.1	—

Operating income	75.9	39.3	214.8	70.2
Interest expense, net	12.9	14.5	38.6	40.1
Other expense, net	52.9	0.8	58.5	6.2

Income before income taxes	10.1	24.0	117.7	23.9
Income tax expense	3.8	5.4	24.8	5.9

NET INCOME	$6.3	$18.6	$92.9	$18.0

EARNINGS PER COMMON SHARE:
Basic	$0.12	$0.38	$1.87	$0.36

Diluted	$0.12	$0.38	$1.85	$0.36

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	49.7	48.8	49.5	48.7

Diluted	50.3	49.2	50.1	49.0

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Nine Months Ended
	March 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$92.9	$18.0
Adjustments to reconcile net income to net cash provided from (used for) operating activities:
Depreciation and amortization	100.8	97.5
Goodwill impairment charge	14.1	—
Deferred income taxes	(11.3)	—
Net pension expense	69.8	14.9
Share-based compensation expense	13.7	10.4
Net loss on disposals of property, plant and equipment	3.5	0.7
Changes in working capital and other:
Accounts receivable	9.3	(130.6)
Inventories	(155.6)	(213.5)
Other current assets	(19.2)	(0.3)
Accounts payable	(1.0)	42.0
Accrued liabilities	(5.2)	8.4
Pension plan contributions	(4.9)	—
Other postretirement plan contributions	(1.8)	(2.6)
Other, net	0.3	(5.1)

Net cash provided from (used for) operating activities	105.4	(160.2)

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(68.9)	(51.5)
Proceeds from disposals of property, plant and equipment	0.1	—

Net cash used for investing activities	(68.8)	(51.5)

FINANCING ACTIVITIES
Short-term credit agreement borrowings, net change	—	3.6
Credit agreement borrowings	62.5	183.7
Credit agreement repayments	(62.5)	(78.7)
Dividends paid	(29.9)	(29.5)
Proceeds from stock options exercised	19.8	1.5
Withholding tax payments on share-based compensation awards	(18.2)	(3.5)

Net cash (used for) provided from financing activities	(28.3)	77.1

Effect of exchange rate changes on cash and cash equivalents	0.7	2.7

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	9.0	(131.9)
Cash and cash equivalents at beginning of year	44.5	154.2

Cash and cash equivalents at end of period	$53.5	$22.3

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	March 31,	June 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$53.5	$44.5
Accounts receivable, net	521.2	531.3
Inventories	796.1	639.7
Other current assets	82.2	66.4

Total current assets	1,453.0	1,281.9
Property, plant, equipment and software, net	1,351.4	1,383.8
Goodwill	227.3	241.4
Other intangibles, net	23.8	28.7
Deferred income taxes	6.7	6.6
Other assets	114.0	111.5

Total assets	$3,176.2	$3,053.9

LIABILITIES
Current liabilities:
Accounts payable	$275.2	$278.1
Accrued liabilities	178.2	181.3

Total current liabilities	453.4	459.4
Long-term debt	693.9	693.0
Accrued pension liabilities	212.2	190.1
Accrued postretirement benefits	47.2	45.8
Deferred income taxes	167.6	170.3
Other liabilities	99.3	99.2

Total liabilities	1,673.6	1,657.8

STOCKHOLDERS’ EQUITY
Common stock	283.2	280.7
Capital in excess of par value	333.2	328.4
Reinvested earnings	1,291.0	1,228.0
Common stock in treasury, at cost	(289.5)	(298.0)
Accumulated other comprehensive loss	(115.3)	(143.0)

Total stockholders’ equity	1,502.6	1,396.1

Total liabilities and stockholders’ equity	$3,176.2	$3,053.9

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Pounds sold (000):
Specialty Alloys Operations	50,846	56,516	150,952	150,522
Performance Engineered Products	2,618	3,232	7,238	8,536
Intersegment	(3,256)	(2,446)	(8,672)	(6,366)

Consolidated pounds sold	50,208	57,302	149,518	152,692

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$483.0	$411.5	$1,316.5	$1,063.3
Surcharge	125.5	191.9	411.5	483.3

Specialty Alloys Operations net sales	608.5	603.4	1,728.0	1,546.6
Performance Engineered Products
Net sales excluding surcharge	94.6	103.8	275.6	289.5
Surcharge	7.8	11.3	24.3	25.6

Performance Engineered Products net sales	102.4	115.1	299.9	315.1
Intersegment
Net sales excluding surcharge	(23.8)	(23.8)	(60.2)	(64.8)
Surcharge	(2.2)	(4.6)	(6.6)	(4.8)

Intersegment net sales	(26.0)	(28.4)	(66.8)	(69.6)

Consolidated net sales	$684.9	$690.1	$1,961.1	$1,792.1

Operating income (loss):
Specialty Alloys Operations	$103.5	$49.0	$267.6	$99.1
Performance Engineered Products	9.2	10.2	25.4	25.9
Corporate	(37.1)	(19.6)	(79.1)	(53.1)
Intersegment	0.3	(0.3)	0.9	(1.7)

Consolidated operating income	$75.9	$39.3	$214.8	$70.2

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is included in other expense, net, and is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, amortization of actuarial gains and losses and prior service costs, and pension settlement charges.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
ADJUSTED OPERATING MARGIN EXCLUDING	March 31,		March 31,
SURCHARGE REVENUE AND SPECIAL ITEM	2024	2023	2024	2023
Net sales	$684.9	$690.1	$1,961.1	$1,792.1
Less: surcharge revenue	131.1	198.6	429.2	504.1

Net sales excluding surcharge revenue	$553.8	$491.5	$1,531.9	$1,288.0

Operating income	$75.9	$39.3	$214.8	$70.2
Special item:
Goodwill impairment	14.1	—	14.1	—

Adjusted operating income	$90.0	$39.3	$228.9	$70.2

Operating margin	11.1%	5.7%	11.0%	3.9%

Adjusted operating margin excluding surcharge revenue and special item	16.3%	8.0%	14.9%	5.5%

	Three Months Ended		Nine Months Ended
ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING	March 31,		March 31,
SURCHARGE REVENUE	2024	2023	2024	2023
Specialty Alloys Operations
Net sales	$608.5	$603.4	$1,728.0	$1,546.6
Less: surcharge revenue	125.5	191.9	411.5	483.3

Net sales excluding surcharge revenue	$483.0	$411.5	$1,316.5	$1,063.3

Operating income	$103.5	$49.0	$267.6	$99.1
Operating margin	17.0%	8.1%	15.5%	6.4%

Adjusted operating margin excluding surcharge revenue	21.4%	11.9%	20.3%	9.3%

	Three Months Ended		Nine Months Ended
ADJUSTED SEGMENT OPERATING MARGIN EXCLUDING	March 31,		March 31,
SURCHARGE REVENUE	2024	2023	2024	2023
Performance Engineered Products
Net sales	$102.4	$115.1	$299.9	$315.1
Less: surcharge revenue	7.8	11.3	24.3	25.6

Net sales excluding surcharge revenue	$94.6	$103.8	$275.6	$289.5

Operating income	$9.2	$10.2	$25.4	$25.9
Operating margin	9.0%	8.9%	8.5%	8.2%

Adjusted operating margin excluding surcharge revenue	9.7%	9.8%	9.2%	8.9%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended March 31, 2024, as reported	$10.1	$(3.8)	$6.3	$0.12
Special items:
Goodwill impairment	14.1	—	14.1	0.28
Pension settlement charge	51.9	(12.4)	39.5	0.79

Three Months Ended March 31, 2024, as adjusted	$76.1	$(16.2)	$59.9	$1.19

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.3 million for the three months ended March 31, 2024.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEM	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Three Months Ended March 31, 2023, as reported	$24.0	$(5.4)	$18.6	$0.38
Special item:
None reported	—	—	—	—

Three Months Ended March 31, 2023, as adjusted	$24.0	$(5.4)	$18.6	$0.38

*	Impact per diluted share calculated using weighted average common shares outstanding of 49.2 million for the three months ended March 31, 2023.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Nine Months Ended March 31, 2024, as reported	$117.7	$(24.8)	$92.9	$1.85
Special items:
Goodwill impairment	14.1	—	14.1	0.28
Pension settlement charge	51.9	(12.4)	39.5	0.79

Nine Months Ended March 31, 2024, as adjusted	$183.7	$(37.2)	$146.5	$2.92

*	Impact per diluted share calculated using weighted average common shares outstanding of 50.1 million for the nine months ended March 31, 2024.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEM	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Nine Months Ended March 31, 2023, as reported	$23.9	$(5.9)	$18.0	$0.36
Special item:
None reported	—	—	—	—

Nine Months Ended March 31, 2023, as adjusted	$23.9	$(5.9)	$18.0	$0.36

*	Impact per diluted share calculated using weighted average common shares outstanding of 49.0 million for the nine months ended March 31, 2023.

Management believes that earnings per share adjusted to exclude the impact of the special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
ADJUSTED FREE CASH FLOW	2024	2023	2024	2023
Net cash provided from (used for) operating activities	$83.4	$4.3	$105.4	$(160.2)
Purchases of property, plant, equipment and software	(21.6)	(20.5)	(68.9)	(51.5)
Proceeds from disposals of property, plant and equipment	0.1	—	0.1	—

Adjusted free cash flow	$61.9	$(16.2)	$36.6	$(211.7)

Management believes that the adjusted free cash flow measure provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses. Historically, this non-GAAP financial measure included cash used for dividends paid on outstanding common stock and participating securities. Management believes that excluding cash dividends paid from adjusted free cash flow will provide a more direct comparison to operating cash flow, a GAAP-defined financial measure. Fiscal year 2023 has been reclassified to conform to the current presentation.

PRELIMINARY

SUPPLEMENTAL SCHEDULE

(in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
NET SALES BY END-USE MARKET	2024	2023	2024	2023
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$315.1	$241.5	$823.0	$625.4
Medical	84.2	62.2	223.7	174.7
Transportation	26.3	34.0	82.2	85.0
Energy	27.8	28.6	93.8	69.5
Industrial and Consumer	77.1	95.7	236.7	242.7
Distribution	23.3	29.5	72.5	90.7

Total net sales excluding surcharge revenue	553.8	491.5	1,531.9	1,288.0
Surcharge revenue	131.1	198.6	429.2	504.1

Total net sales	$684.9	$690.1	$1,961.1	$1,792.1